CERTIFICATION EXHIBIT 99

EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

            I, Jeffrey I. Badgley, President and Chief Executive  Officer of Miller Industries, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)       the Annual  Report on Form 10-K of the Company for the fiscal year ended December 31, 2002  (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 22, 2003

/s/ Jeffrey I. Badgley Jeffrey I. Badgley President and Chief Executive Officer